Exhibit 10.0


                               SERVICE AGREEMENT
                               -----------------

         AGREEMENT made this 2nd day of September, 1997, between TANEYTOWN BANK & TRUST COMPANY, a Maryland bank and trust company (the "Bank") and TRUST COMPANY OF AMERICA, INC., a District of Columbia corporation and trust company (the "Trust Company"), doing business as Trust Corp. America.

         WHEREAS, the Bank desires to transfer its trust business and the fiduciary duties and responsibilities with respect thereto to a third party provider of such services; and

         WHEREAS, the Bank desires to have trust services provided to its customers on a continuing basis through a referral program whereby the Bank refers customers to a third party provider of trust services; and

         WHEREAS, the Trust Company, a provider of trust services, desires to provide such services to customers of the Bank through assumption of the Bank's fiduciary duties and responsibilities relating to the Bank's existing trust accounts and through operation of a continuing referral program for future trust business; and

         WHEREAS, the Bank and the Trust Company desire to establish the terms and conditions of (i) an arrangement whereby the Trust Company, as successor trustee, will assume the fiduciary responsibilities and duties with respect to the Bank's existing trust accounts and (ii) a referral program for future trust business.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, the Bank and the Trust Company agree as follows:

         1. Appointment of Successor Trustee. The Bank agrees to send notice of the Bank's resignation as trustee and of the appointment of the Trust Company as successor trustee to all current interested parties, including, but not limited to, income beneficiaries and remaindermen, with respect to each trust listed on Exhibit A, attached hereto; except, however, that, with respect to any trust the documents relating to which do not provide for the Bank to appoint the Trust Company as successor trustee and which trust is so designated on Exhibit A, the Bank shall use its best efforts to cooperate with the Trust Company to, if permissible under the terms of the trust, petition the court having jurisdiction over the subject trust to appoint the Trust Company as successor trustee, as may be required pursuant to law, including, but not limited to Section 15-1A-01 et. seq. of the Annotated Code of Maryland. The costs associated with the appointment of the Trust Company as successor trustee such as the legal expenses and the mailing of required notices shall be born by the Trust Company. The Bank shall cooperate with Trust Company to provide reasonably requested information.


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         2. Services to be Provided. The Trust Company agrees to provide trust services to customers of the Bank, including but not limited to, those services set forth on Exhibit B, attached hereto and made a part hereof. The Trust Company will provide trust services to customers of the Bank, who are currently provided such services by the Bank and to customers of the Bank, who are referred to the Trust Company by the Bank and who choose to accept provision of trust services by the Trust Company. The Bank and the Trust Company may mutually agree on additional trust services to be provided from time to time, which services the parties shall add to Exhibit B.

         The Trust Company agrees to meet with customers of the Bank and to discuss the provision of trust services with such customers. The Trust Company agrees to meet with such customers at its own offices, at the branch offices of the Bank, or such other locations as may be convenient for Bank customers, in order to assist the Bank customers in establishing such trust relationships as they desire in accordance with each Bank customer's particular needs.

         The Trust Company agrees to provide forms of trust agreements to the Bank and to Bank customers. Customers of the Trust Company may use the Trust Company's forms, as provided, or may use such other documents as may be prepared by the customer's own legal counsel, which documents are acceptable to the Trust Company. In addition, at the Bank's option, the Trust Company will make appropriate computer software available to the Bank and to Bank customers to permit access to information in a read only basis with respect to the trust services provided by the Trust Company. The Bank agrees to reimburse the Trust Company for the reasonable cost of such software and for the expenses related thereto. The Trust Company agrees to provide information with respect to the trust services by telephone or by facsimile, at no cost, to the Bank and to Bank customers.

         3. Schedule of Trust Service Fees. The Trust Company agrees to charge fees to the Bank customers for the trust services, as set forth in Exhibit C to this Agreement. The fees set forth in Exhibit C are the Trust Company's fees as of the date hereof. The Trust Company reserves the right to adjust, from time to time, the fees set forth in Exhibit C. Any updated fee schedule shall be provided by the Trust Company to the Bank, in writing at least 30 days before the effective date of such updated fee schedule, and shall, without further action by the parties, amend Exhibit C, effective as of the date set forth on such updated fee schedule, and shall be considered a part of this Agreement. However, the fees charged to Bank customers, to whom the Bank currently provides trust services and for whom the Trust Company shall be successor trustee, shall continue at the rates such fees were charged by the Bank on the date of Closing, as defined in paragraph 10, for a period of at least one year from the date of Closing unless mutually agreed to.

         4. Referral Services. The Bank agrees to refer potential trust service customers, identified by the Bank, to the Trust Company and to make certain facilities at Bank branches available to the Trust Company for meeting with Bank trust clients. The Trust Company agrees that

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marketing of trust services to the Bank's customers shall be at the discretion of the Bank. No financial information of Bank customers shall be disclosed to the Trust Company without the consent of such customers.

         5. Schedule of Referral Fees. In consideration for the services rendered by the Bank in referring customers to the Trust Company and for making certain services and facilities available to the Trust Company, the Trust Company hereby agrees to pay certain referral fees to the Bank all in accordance with the schedule attached as Exhibit D hereto and incorporated herein in its entirety. The Trust Company shall also pay referral fees to the Bank for referrals made by persons or entities contained on the Referral List as listed on Exhibit E and Bank employees, directors or advisory board members. The Bank shall promptly notify Trust Company of any additions or deletions to the Exhibit
E. In the event that the Trust Company does not have a previous commercial relationship with the proposed addition, such addition shall be effective immediately.

         6. Services to be Provided by the Bank. The Bank agrees to (i) refer customers of the Bank to the Trust Company, (ii) to distribute Trust Company marketing materials to Bank customers, (iii) to provide space at the offices of the Bank for meetings between trust service customers or prospective customers, as the case may be, and a trust officer of the Trust Company and (iv) to provide an administrative assistant, in the employ of the Bank, who shall dedicate up to 20 hours per week to serving as a liaison between the Bank's existing and potential trust customers and the Trust Company. Commencing on the Closing Date, the Trust Company agrees to compensate the Bank in the amount of $3,500.00 per quarter for, among other things, the continuing assistance of the administrative assistant. The Trust Company shall have the right to terminate this arrangement upon 30 days' notice at any time commencing two years after the date of this Agreement.

         7. Representations and Warranties of the Trust Company. The Trust Company represents and warrants to the Bank as follows:

         (i) The Trust Company has all requisite corporate power and authority to enter into and perform all of the obligations under this Agreement. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Trust Company and, the Trust Company has taken all corporate action necessary on its part to authorize this Agreement and the performance of the transactions contemplated herein. This Agreement has been duly executed and delivered by the Trust Company and assuming due authorization, execution and delivery by the Bank, constitutes a valid and binding obligation of the Trust Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof shall (a) conflict with or result in a breach of any provisions of the Article of Incorporation or Bylaws

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         of the Trust Company, (b) constitute or result in a material breach of any term, condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Trust Company pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Trust Company.

         (ii) The Trust Company is a duly organized District of Columbia Trust Company, validly existing and in good standing under the laws of the District of Columbia. The Trust Company (a) has full power and authority to carry out its business as now conducted and (b) is duly qualified to do business in the states of the United States and foreign jurisdictions where the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of the Trust Company.

         (iii) The Trust Company owns no subsidiaries directly or indirectly.

         (iv) Except where noncompliance would not have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of the Trust
         Company: (a) the Trust Company is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to the Trust Company or any of its properties; and (b) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of the Trust Company, as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of the Trust Company threatened, which may result in the revocation, cancellation, suspension or materially adverse modification of any such permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals.

         8. Representations and Warranties of the Bank. The Bank represents and warrants to the Trust Company as follows:

         (i) The Bank has all requisite corporate power and authority to enter into and perform all of the obligations under this Agreement. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Bank and, the Bank has taken all corporate action necessary on its part to authorize this Agreement and the performance of the transactions contemplated herein. This Agreement has been duly executed and delivered by the Bank and assuming due authorization, execution and delivery by the Trust Company, constitutes a

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         valid and binding obligation of the Bank, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof shall (a) conflict with or result in a breach of any provisions of the Article of Incorporation or Bylaws of the Bank, (b) constitute or result in a material breach of any term, condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Bank pursuant to any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Bank.

         (ii) The Bank is a duly organized Maryland Bank, validly existing and in good standing under the laws of the State of Maryland. The Bank (a) has full power and authority to carry out its business as now conducted and (b) is duly qualified to do business in the states of the United States and foreign jurisdictions where its business requires such qualification and where the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of the Bank.

         (iv) Except where noncompliance would not have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of the Bank: (a) the Bank is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to the Bank or any of its properties; and (b) all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of the Bank, as presently conducted have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of the Bank threatened, which may result in the revocation, cancellation, suspension or materially adverse modification of any such permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals.

         9. Conditions Precedent. The obligation of the parties to consummate the transactions contemplated hereunder is subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such conditions shall have been waived by the parties in writing:

         (i) The parties hereto shall have received all regulatory and judicial approvals required in connection with the transactions contemplated by this Agreement and all notice periods,

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         if any and waiting periods, if any, required after the granting of such approval shall have passed;

         (ii) No action, suit or proceeding shall be pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal that seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement;

         (iii) All the representations and warranties of each of the Bank and the Trust Company, as set forth in this Agreement, shall be true and correct in all material respects as of the Closing, as if made on such date (or on the date to which it relates in the case of any representation or warranty that expressly relates to an earlier date);

         (iv) Opinion of special counsel for the Trust Company that the Trust Company is chartered under the laws of the District of Columbia and is authorized to do business under the terms of this Agreement; and

         (v) Each of the Bank and Trust Company shall have delivered to the other party a certificate, signed by an authorized executive officer of such entity, verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of the respective entity, set forth in this Agreement, are true and correct in all material respects as of the Closing and that the respective company has performed in all material respects each of the covenants required to be performed by it under this Agreement and that all consents and authorizations necessary to permit this Agreement to be consummated have been received.

         10. Closing. Provided that all conditions precedent set forth in this Agreement shall have been satisfied or shall have been waived in accordance with the terms of this Agreement, the parties shall hold a closing (the "Closing") on September 30, 1997.

         11. Expenses. Except as set forth in paragraph 6 of this Agreement, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

         12. Confidentiality of Records. The Trust Company agrees and acknowledges that all information and material pertaining to the Bank's customers and clients to which the Trust Company may, in a performance of its duties hereunder, have access, shall be considered strictly confidential. The Trust Company agrees further: (i) to keep strictly confidential and hold in trust any and all such information and not to disclose such information to any third party, including any of its affiliates, without the express prior written consent of the Bank or the customer; as the case may be, and (ii) to use the information provided by the Bank only for purposes of performing its duties and

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obligations under this Agreement. The Trust Company acknowledges that the disclosure of any confidential information to it by the Bank is made in reliance upon the Trust Company's representations and covenants in this Agreement. This paragraph 12 of the Agreement shall survive the expiration, termination or non-renewal of this Agreement by either party for any reason whatsoever.

         13.      Indemnification.

         (i) The Trust Company agrees to indemnify and save harmless the Bank, its officers, directors, agents, successors, affiliates and assigns from any and all liabilities related to or arising from the Trust Company's acts or failure to act in connection with trust services provided to customers of the Bank, including, but not limited to, any amounts claimed due under any federal or state laws, and any costs, expenses or damages sustained by the Bank by reason of any such claims, including amounts paid by the Bank and any successors thereto as attorneys fees, fines, penalties, interest or otherwise;

         (ii) The Trust Company, for itself and its successors and assigns, hereby agrees to indemnify and save harmless the Bank, its officers, directors, agents, successors, affiliates and assigns, separately and collectively, from any and all manner of actions, claims, causes of action, suits, demands, accounts, damages, and judgements, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, by reason of the Trust Company's actions as trustee and or in connection with the provision or prospective provision of trust services hereunder.

         (iii) The Bank agrees to indemnify and save harmless the Trust Company, its officers, directors, agents, successors, affiliates and assigns from any and all liabilities related to or arising from the Bank's acts or failure to act in connection with trust services provided to customers of the Bank, including, but not limited to, any amounts claimed due under any federal or state laws, and any costs, expenses or damages sustained by the Trust Company by reason of any such claims, including amounts paid by the Trust Company and any successors thereto as attorneys fees, fines, penalties, interest or otherwise; and

         (iv) The Bank, for itself and its successors and assigns, hereby agrees to indemnify and save harmless the Trust Company, its officers, directors, agents, successors, affiliates and assigns, separately and collectively, from any and all manner of actions, claims, causes of action, suits, demands, accounts, damages, and judgements, whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, by reason of the Bank's actions as trustee.


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         14. Not a Joint Venture. The parties hereto agree that they are not engaged in a joint venture. The use of Bank employees to assist in the introduction of the Bank's customer to the Trust Company is not to be construed to create a joint venture.

         15. Term. This Agreement shall remain in effect for one (1) year from the date hereof, unless further extended or sooner terminated as herein provided. Subject to the subsequent provisions, upon expiration of the term hereof, the term shall be automatically extended for another twelve (12) full calender months, and upon expiration of each subsequent twelve (12) full calender months thereafter the term of this Agreement shall be likewise extended for an additional twelve (12) full calender months. Such extension of this Agreement's term shall be automatic unless either the Bank or the Trust Company provides the other party with written notice of its intention not to extend this Agreement, which written notice shall be given by the respective party not less than ninety (90) days before the expiration of the current twelve (12) month term. The termination of this Agreement shall not affect (i) the responsibilities of the parties under this Agreement up to and until the date of termination, or (ii) the responsibility of the Trust Company to continue to pay the appropriate successor trustee fee or referral fee, as set forth on Exhibit D, to the Bank for trust services and referrals, as the case may be, transferred to the Trust Company during the term of this Agreement; provided, however, in the event the Trust Company ceases to provide Trust Services to those certain Trust accounts as successor trustee, Trust Company shall pay Bank an amount equal to the first year's trust services fees minus any fee paid pursuant to Schedule D.

         16. Remedy for Breach. In the event of a breach or a threatened breach by Trust Company of any provision of this Agreement, Trust Company recognizes the substantial and immediate harm that a breach or threatened breach will impose upon the Bank and further recognizes that in such event monetary damages will be inadequate to fully protect The Bank. Accordingly, in the event of a breach or threatened breach of this Agreement, Trust Company consents to The Bank's entitlement to such ex parte, preliminary, interlocutory, temporary or permanent injunctive, or any other equitable relief, protecting and fully enforcing The Bank's rights hereunder and preventing Trust Company from further breaching any of Trust Company's obligations set forth herein. Trust Company expressly waives any requirement based on any statute, rule of procedure, or other source, that The Bank post a bond as a condition of obtaining any of the above-described remedies. Nothing herein shall be construed as prohibiting The Bank from pursuing any other remedies available to The Bank at law or in equity for such breach or threatened breach, including the recovery of damages from Trust Company.

         17. Whole Agreement; Modification. There are no other agreements or understandings, written or oral, between the parties regarding this Agreement, the Exhibits and the Schedules, other than as set forth herein. This Agreement shall not be modified or amended except by a written document executed by both parties to this Agreement, and such written modification(s) shall be attached hereto.


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         18. Assignment. Neither party may assign this Agreement or the rights and responsibilities hereunder, except with the consent of the other party which shall not be unreasonably withheld. Any assignment in contravention of this paragraph shall be null and void.

         19. Notices. All notices required or permitted by this Agreement shall be in written form and shall be sent by registered or certified mail, return receipt requested, as follows:

             To The Bank:              Taneytown Bank & Trust Company
                                        222 East Baltimore Street
                                        Taneytown, Maryland 21787
                                       Attention: Michael K. Walsch,
                                                  Executive Vice President
                                                  and Chief Operating Officer

             with copies to:           Paul A. Adams, Esquire
                                       Shumaker Williams, P.C.
                                       P. O. Box 88
                                       Harrisburg, PA  17108

             To Trust Company:         Trust Company of America, Inc.
                                       Suite 450
                                       5301 Wisconsin Avenue
                                       Chevy Chase, MD 20815
                                       Attention: William T. Russell, President

             with copies to:           Edward L. Lublin, Esquire
                                       Manatt, Phelps & Phillips, LLP
                                       1501 M Street, N.W.
                                       Suite 700
                                       Washington, DC  20005-1702


         20. Waiver of provisions. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         21. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

         22. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be deemed invalid, void or unenforceable, such provision or such application, as the case may be, shall be treated as severable from the remainder

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of this Agreement, and the remaining provisions of this Agreement shall not be affected thereby, and each other term and provision of this Agreement shall remain in full force and effect.

         23. Attorney Fees. If any arbitration, legal action or other proceeding is commenced regarding this Agreement, the losing party shall pay to the prevailing party the prevailing party's actual attorneys' fees and expenses incurred in the preparation for conduct of or appeal or enforcement of judgment from the proceeding. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed or who prevails by dismissal, default, settlement or otherwise.

         24. Advice of Counsel. Both parties acknowledge that they have had an opportunity to review this Agreement with counsel of their respective choice and that an interpretation or ambiguity contained herein shall not be interpreted or clarified against the party drafting this Agreement.

         25. Headings. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


ATTEST:                          TANEYTOWN BANK & TRUST COMPANY


/s/ Kathleen A. Ford             /s/ Michael K. Walsch
----------------------------     ------------------------------
Assistant Secretary              Michael K. Walsch, Executive Vice President/CFO


ATTEST:                          THE TRUST COMPANY OF AMERICA, INC.

/s/ Michael C. Morgan            /s/ William T. Russell
----------------------------     ------------------------------
                                 William T. Russell, President


     EXHIBITS:

         A        Taneytown Bank & Trust Company Trust Service Customers.
         B        Schedule of Trust Services.
         C        Schedule of Trust Service Fees.
         D        Schedule of Referral Fees.
         E        Referral List

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                                    EXHIBIT A
                                    ---------

David M. Abramson Self-Directed IRA
Angela B. Shaeffer Trust U/W
David A. Akehurst Self-Directed IRA
American Textile Manufacturers Institute Inc. SERP
E. Elwood Baumgardner Trust U/W
E. Elwood Baumgardner Trust U/A
Barbara E. Crapster Investment Management
Charles E. Bode Self-Directed IRA
E. Sterling Brown Trust U/W
Albert Z. Buchen Trust U/W
Mark J. Case Trust U/A
Elizabeth S. Clopper Custody
Richard R. Clopper Custody
Carroll Lutheran Village Custody
Frank C. & Norma W. Cobourn Irrev. Trust U/A
Norma W. Cobourn Self-Directed IRA
Louis R. Crapster Trust U/W
Leah S. Crouse Trust U/W
Robert V. Deltuva Self-Directed IRA
Harvey B. Dickinson Trust U/W
Raymond W. & Helen W. Dixon Trust U/A
James W. Duke Grandchildren's Trust U/W
James W. Duke GST-Exempt Marital Trust U/W
Diane Zell Custody
Florence A. Currey Trust U/W
Nina M. Fuhrman Self-Directed IRA
Alice C. Fuss Trust
Merwyn C. Fuss Trust U/W
S. Viola Trust U/A
Larry R. Garber Self-Directed IRA
Shirley I. Garber Self-Directed IRA
Roy E. Garner Trust U/A
E. Preston Green Trust U/A
Jeanne E. Green Trust U/A
Gerald E. Griffin Trust U/A
Hubert H. Harker Trust U/W
Mildred Price Harris Trust U/A
Helen K. Hively Trust U/W FBO Mary V.  McLatchey
Helen K. Hively Trust U/W FBO J.  Phillips King, Jr.
Russell H. Hoover Trust U/A
Frances Hueg Revocable Trust U/A
Julia C. Ingram Self-Directed IRA
Joseph T. Harris Trust U/W FBO Marie G.  Harris
Joseph T. Harris Trust U/W FBO Marie S.A.F. Smith
Marguerite A. Leppo Trust U/A
S. Estella Leppo Trust U/W
Gladys D. Logan Trust U/W
Reynaldo P. Madrinan, M.D. Self-Directed IRA
Howard S. Maxwell Self-Directed IRA
Martha I. Reed Trust U/W
Catherine S. Myers GST Exempt Trust U/W
         (3 Shares-A,B,C)
Homer Y. Myers 2nd Trust U/W
Francis W. Neubauer Self-Directed IRA
Laura M. Neubauer Self-Directed IRA
James C. & Larue S.  Parrish Trust U/A
Elizabeth F. C. Pearson Trust U/W
Stephen Pipkin Trust
Richard R. Bennett Trust U/W FBO John S.  Bennett
Richard R. Bennett Trust U/W FBO Lou S.B. Hoover
Matilda A. Rohrbaugh Trust U/W
Robert R. Cox Trust U/A
Norris L. Sandridge Self-Directed IRA
Francis E. Shaum Trust
William J. Singleton Guardianship Agency
Samuel E. Stambaugh Trust U/W
Russell O. Snyder Trust U/W
John J. Stammero Self-Directed IRA
Summit Electric Co. Profit Sharing Trust Agency
Peter C. Taylor Self-Directed IRA
Paul Bennett Thomas Trust U/A
Trinity Evangelical Lutheran Church - Cemetery Trust
Trinity Evangelical Lutheran Church - General Trust
Taylor Manor Hospital Savings Plan
         Balanced Fund
         Fixed Income Fund
         Growth Stock Fund
June C. & David J. Toth Investment Agency
Troy Thomas Meyer Trust U/A
Union Cemetery Association of Keysville, Inc.
Mary Louise Wareheim Trust U/A
Eric B. Waskey Self-Directed IRA
Wilhelmina A.E. Stiegler Trust U/A
Webster Cash Smith, Jr. Trust U/A
W. Edgar Fink Trust U/W
Elmer G. & Jean R. Worthley Trust U/A
Estella M. Yingling Trust U/A
Bryce Zell Self-Directed IRA
Diane Zell Self-Directed IRA
Mae H. Zentz Revocable Trust U/A
Robert L. Zentz Revocable Trust U/A

                            LETTER OF UNDERSTANDING

                                   EXHIBIT B

SERVICES
--------------------------------------------------------------------------------

AGENT FOR FIDUCIARIES

Investment, administrative and accounting services for personal representatives and trustees.

ASSET ALLOCATION ACCOUNTS

Custom-tailored portfolios; investments in no-load mutual funds and annuities.

CORPORATE AND INSTITUTIONAL TRUSTS, CHARITABLE REMAINDER & ANNUITY TRUSTS

Management and administration of foundations, charitable trusts and bequests.

ESTATE PLANNING AND SETTLEMENT

Planning with your attorney or accountant for disposition of assets at death; protect, manage and distribute assets according to a will or trust.

INVESTMENT MANAGEMENT

Professional management of the investment portfolio, including custody and record keeping.

IRA / PENSION ROLLOVERS, ESOPs

Help defer income taxes related to distributions, manage employee benefit plans.

LIVING TRUSTS

Professional management of property, record keeping and protection of assets.

TRUSTS UNDER WILL

Expert long-term management of your estate and continuity of service for your beneficiaries.

CUSTODY ACCOUNTS, LIFE INSURANCE TRUSTS

Financial administration, safekeeping, record keeping, accounting, income collection, execution of trades, securities clearing.

TRUSTS OF REAL ESTATE

Professional management of trusts holding real estate.

                            LETTER OF UNDERSTANDING

                                   EXHIBIT C

Annual fee on market value of assets:
     Custody Accounts ($500.00 minimum fee)                              0.15%
     Unbundled Services(1)--includes investment
          management oversight and Corporate
          fiduciary services in conjunction with
          a customer designated investment advisor                       0.50%
            (other customer specified services individually priced)

Standard Document Fee--includes basic forms of Will,
          Revocable Trust, Life Insurance Trust,
          Educational Trust, Charitable Remainder Trust                  $500.
Initial Setup Fee--applies to all funded accounts                        $250.
Annual Maintenance Fee--Life Insurance Trusts only                       $150.

Annual Income Tax Service--where elected                                 $250.
Transaction Fees--where applicable(2)(3)                                 $ 25.
Miscellaneous Expenses--Trust Company will pass through
           to customer account all out of pocket charges
           incurred in handling administrative manners
Account Termination Fee(4)                                               2.00%




----------
(1) Separate fee pass through/a la carte money manager not included/will vary depending on independent money manager fee schedule.
(2)  Applies to Custody Accounts, Life Insurance Trusts and Dormant Trusts.
(3)  Plus out-of-pocket expense for Custody Accounts.
(4)  Based on market value of assets: minimum - $1,000.00.

                                                                       EXHIBIT D



1. Calculation and Payment of Successor Trustee Fees - Trust Company will pay the Bank fees for all assets transferred by the Bank to the Trust Company as follows:

         (a) 60% of the fees earned on the transferred assets placed into a trust account determined as for the calendar quarters ended March 31, June 30, September 30, and December 31 prorated over the twelve-month period which begins with the inception of the trust plus

         (b)      10% of the fees earned per year thereafter.


2. Calculation and Payment of Referral Fees - Trust Company will pay the Bank referral fees for all assets referred by the Bank to the Trust Company as follows:

         (a) 40% of the fees earned on the referred assets placed into a trust account determined as for the calendar quarters ended March 31, June 30, September 30, and December 31 prorated over the twelve-month period which begins with the inception of the trust plus

         (b)      10% of the fees earned per year thereafter.

                                    EXHIBIT E

                                  REFERRAL LIST
                                  -------------

William B. Dulany, Esquire              Charles O. Fisher, Esquire
Amber Dahlgreen Curtis, Esquire         Richard C. Murray, Esquire
DULANY & LEAHY                          WALSH & FISHER
127 East Main Street                    179 East Main Street
Westminster, MD 21157                   Westminster, MD 21157

James W. Davis, Esquire                 Courtney A. Blair
Daniel Murphy, Esquire                  MILES & STOCKBRIDGE
DAVIS & MURPHY                          9881 Broken Land Parkway
237 East Main Street                    Suite 400
Westminster, MD 21157                   Columbia, MD 21046-1153

Robin L. Weiss, Esquire                 David Eberhardt
5238 Stone Bridge Way                   MILES & STOCKBRIDGE
Sykesville, MD 21787                    9881 Broken Land Parkway
                                        Suite 400
Jeffrey D. Scott, Esquire               Columbia, MD 21046-1153
239 East Main Street
Westminster, MD 21157                   Ellen Kaplow
                                        MILES & STOCKBRIDGE
William J. Nicholas                     9881 Broken Land Parkway
NICHOLAS & ASSOCIATES, INC.             Suite 400
3440 Ellicott Center Drive              Columbia, MD 21046-1153
Suite 203
Ellicott City, MD 21043
                                        Harvey Steinman
R. Neal Hoffman                         MILES & STOCKBRIDGE
E. Ronald Comfort, Esquire              9881 Broken Land Parkway
HOFFMAN & COMFORT                       Suite 400
24 North Court Street                   Columbia, MD 21046-1153
Westminster, MD 21157
                                        Bruce Taub
Richard V. Boswell, Esquire             SHAPIRO & O'LANDER
Charles E. Stoner                       10320 Little Patuxent Parkway
Charles M. Preston, Esquire             Suite 608
David H. Pratt                          Columbia, MD 21044
Michael G. Ritchey
STONER, PRESTON & BOSWELL
188 East Main Street
Westminster, MD 21157

John Baum                               Marvin Hurwitz
SHAPIRO & O'LANDER                      INVESTORS MARKETPLACE
36 South Charles Street                 TANEYTOWN BANK & TRUST COMPANY
Baltimore, MD 21201-3147                222 East Baltimore Street
                                        Taneytown, MD 21787-0491

Lee Riley
SHAPIRO & O'LANDER                      Taneytown Bank & Trust Insurance Center
36 South Charles Street                 FRANEY, PARR & ASSOCIATES
Baltimore, MD 21201-3147                9901 Business Parkway
                                        Lanham, MD 20706

Jay Gullo
NEW WINDSOR                             Wesley D. Blakeslee
105 Green Valley Road                   104 East Main Street
P.O. Box 299                            Westminister, MD  21157
New Windsor, MD 21776

                                        Jeff Griffith
Rich Davis                              147 East Main Street
OBER, KALER, GRIMES                     Westminister, MD  21157
120 East Baltimore Street
Baltimore, MD 21202-1643                Robert H. Lennon
                                        6 East Main Street
Darlene Margolies                       Westminister, MD  21157
OBER, KALER, GRIMES
120 East Baltimore Street               Marker J. Lovell
Baltimore, MD 21202-1643                6 North Court Street
                                        Westminister, MD  21157

Chip Mathieson
MATHIESON, GARRISON,                    Thomas F. Stansfield
   COSGRAY & FALK                       1 Court Place
6310 Stevens Forest Road                Westminister, MD  21157
Columbia, MD 21045-1069

Jack Stammero
BERMAN, GOLDMAN & RIBAKOW
6910 Little Patuxent Parkway
Columbia, MD 21044-3198

Maurice Whalen
WHALEN, BARSKY & GRAHAM
7700 Wisconsin Avenue, Suite 410
Bethesda, MD 20814-3578